SUB-ITEM 77Q1(E)

                                    AMENDMENT
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment effective as of January 1, 2010, amends the Master Intergroup Sub-Advisory Contracts for Mutual Funds (the "Contracts"), dated May 1, 2008,between Invesco Aim Advisors, Inc., (the "Adviser"), on behalf of each registered investment company set forth on Exhibit A to this Amendment (each individually referred to as "Trust", or collectively, "Trusts"), and their series portfolios (the "Funds"), and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Global Asset Management (N.A.), Inc., Invesco Hong Kong Limited, Invesco Institutional (N.A.), Inc. and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

     WHEREAS, at the close of business on December 31, 2009, Invesco Aim Advisors, Inc. and Invesco Global Asset Management (N.A.), Inc. merged into Invesco Institutional (N.A.), Inc., and subsequently Invesco Institutional (N.A.), Inc. was renamed Invesco Advisers, Inc.;

     WHEREAS, Invesco Advisers, Inc., as successor to Invesco Aim Advisors, Inc. by merger, assumes all of Invesco Aim Advisors, Inc.'s rights, duties and obligations under its Contracts with each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc.;

     WHEREAS, because Invesco Global Asset Management (N.A), Inc. has merged into Invesco Advisers, Inc., the Contracts between Invesco Advisers, Inc.(as successor to Invesco Aim Advisors, Inc. by merger) and Invesco Global Asset Management (N.A.), Inc., in its capacity as a Sub-Adviser, need to be terminated and the parties desire to terminate the same;

     WHEREAS, because Invesco Institutional (N.A.), Inc. has changed its name to Invesco Advisers, Inc. and has become the adviser to the Funds, there is no longer a need for a sub-advisory contract with Invesco Institutional (N.A.), Inc. and the parties desire to terminate the same;

     NOW, THEREFORE, the parties agree as follows:

1. It is acknowledged and agreed that, as of January 1, 2010, Invesco Advisers, Inc. (as successor to Invesco Aim Advisors, Inc. by merger) shall assume all of Invesco Aim Advisors, Inc.'s rights, duties and obligations as its own and shall be bound by the terms of such Contracts with each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd.,

Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc..

2. The Contracts between Invesco Advisers, Inc. (as successor to Invesco Aim Advisors, Inc. by merger) and Invesco Global Asset Management (N.A.), Inc., in its capacity as a Sub-Adviser, are terminated as of January 1, 2010.

3. The Contracts between Invesco Advisers, Inc. (as successor to Invesco Aim Advisors, Inc. by merger) and Invesco Institutional (N.A.), Inc., in its capacity as a Sub-Adviser, are terminated as of January 1, 2010;

All other terms and provisions of the Contracts not amended shall remain in full force and effect.

Dated: January 1, 2010

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                INVESCO ADVISERS, INC.,
                                as successor by merger to Invesco
                                Aim Advisors, Inc.
                                Adviser


                                By: /s/ John M. Zerr
                                Name: John M. Zerr
                                Title: Senior Vice President

                                INVESCO TRIMARK LTD.

                                Sub-Adviser


                                By: /s/ Eric Adelson
                                Name: Eric Adelson
                                Title: Senior Vice President, Legal and
                                       Secretary


                                By: /s/ Harsh Damani
                                Name: Harsh Damani
                                Title: Senior Vice President, Finance

                                INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

                                Sub-Adviser


                                By: /s/ Karl George Bayer and /s/ Jens Langewand
                                Name: Karl George Bayer and /s/ Jens Langewand
                                Title: Managing Director

                                INVESCO ASSET MANAGEMENT LIMITED

                                Sub-Adviser


                                By: /s/ Michelle Moran
                                Name: Michelle Moran
                                Title: Head of Legal for UK and Ireland

                                INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                Sub-Adviser


                                By: /s/ Masakazu Hasegawa
                                Name: Masakazu Hasegawa
                                Title: Managing Director

                                INVESCO AUSTRALIA LIMITED

                                Sub-Adviser


                                By: /s/ Mark Yesberg and /s/ Ian Coltman
                                Name: Mark Yesberg and Ian Coltman
                                Title: Head of Product and Marketing and
                                       Head of Legal

                                INVESCO ADVISERS, INC.,
                                as successor by merger to INVESCO GLOBAL
                                ASSET MANAGEMENT (N.A.), INC.
                                Sub-Adviser


                                By: /s/ John M. Zerr
                                Name: John M. Zerr
                                Title: Senior Vice President

                                INVESCO ADVISERS, INC.,
                                formerly INVESCO INSTITUTIONAL (N.A.), INC.
                                Sub-Adviser


                                By: /s/ John M. Zerr
                                Name: John M. Zerr
                                Title: Senior Vice President

                                INVESCO HONG KONG LIMITED

                                Sub-Adviser


                                By: /s/ Anna Tong    /s/ Gracie Liu
                                Name: Anna Tong      Gracie Liu
                                Title: Director      Director

                                INVESCO SENIOR SECURED MANAGEMENT, INC.

                                Sub-Adviser


                                By: /s/ Jeffrey H. Kupor
                                Name: Jefferey H. Kupor
                                Title: Secretary & General Counsel

                                     EXHIBIT A
                                       TO
              AMENDMENT TO MASTER INTERGROUP SUB-ADVISORY CONTRACT

TRUST                             AMENDMENT NUMBER
-----                             ----------------
AIM Counselor Series Trust                2
AIM Equity Funds                          2
AIM Funds Group                           2
AIM Growth Series                         2
AIM Investment Funds                      2
AIM International Mutual Funds            1
AIM Investment Securities Funds           1
AIM Sector Funds                          1
AIM Tax-Exempt Funds                      1
AIM Treasurer's Series Trust              1
AIM Variable Insurance Funds              2
Short-Term Investments Trust              1